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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                         SECURITIES EXCHANGE ACT OF 1934


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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 25, 2000


                           SANTA FE SNYDER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                                   1-7667                                      36-2722169
  (STATE OR OTHER JURISDICTION                (COMMISSION FILE NUMBER)                          (I.R.S. EMPLOYER
        OF INCORPORATION)                                                                      IDENTIFICATION NO.)


                                840 GESSNER ROAD
                                 SUITE NO. 1400
                              HOUSTON, TEXAS 77024
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (713) 507-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS

         On May 25, 2000, Santa Fe Snyder Corporation ("Santa Fe Snyder") entered into an Agreement and Plan of Merger ("Merger Agreement") with Devon Energy Corporation ("Devon") and Devon Energy Merger Co., a wholly owned subsidiary of Devon ("Merger Sub"), providing for the merger of Merger Sub with and into Santa Fe. As a result of the merger, Santa Fe will become a wholly owned subsidiary of Devon. The total value of the transaction is approximately $2.35 billion, including the assumption by Devon of $1 billion in debt and liabilities. It is expected that the merger will be completed during the third quarter of 2000.

         A joint press release announcing the execution of the Merger Agreement was issued on May 26, 2000, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         99.1     Press Release, dated May 26, 2000.





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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
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 99.1                   Press Release, dated May 26, 2000.